SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 11, 2016

SBH ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-187245	46-2236047
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

885 Woodstock Road, Suite 430-180, Roswell, GA	30075
(Address of principal executive offices)	(Zip Code)

(404) 720-5664

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

USE OF CERTAIN DEFINED TERMS

Except as otherwise indicated by the context, references in this report to “we,” “us,” “our,” “our Company,” or “the Company” are to the business of SBH Associates, Inc.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Spinoff Agreement

We entered into a Spinoff Agreement with Michael R. Beecham, Brent Beecham and Harry A. Beecham, who are our officers and directors, as well as our largest shareholders, under which we agreed to sell all of our assets relating to our custom home building business in exchange for all of the liabilities specifically associated with that business and the return of 60,000,000 shares of our common stock held by them. As a result of the October 11, 2016 Assignment and Assumption Agreement we ceased to be a company engaged in constructing homes or other buildings. The Spinoff Agreement was approved by a majority vote of our shareholders.

The operations of constructing homes or other buildings will be treated by us as a Discontinued Operation. The Company currently has no operating business as of the execution of this Agreement.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The Company’s three former officers and directors, Michael R. Beecham, Brent Beecham and Harry A. Beecham, have resigned from all officer and director positions with the Company effective as of the closing of the Spinoff Agreement. None of the resignations was a result of any disagreement with the Company on any matter relating to its operations, policies (including accounting or financial policies) or practices.

Following the resignations of the Beechams, the Company has no directors and will seek prospective Board members.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.

10.1

Assignment and Assumption Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SBH ASSOCIATES, INC.

Dated: October 11, 2016	By:	/s/ Michael R. Beecham
Name: Michael R. Beecham
Title: Chief Executive Officer

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